UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 6, 2003

Supreme Holdings, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State of other jurisdiction of incorporation or organization)

88-0460457

(I.R.S. Employer Identification Number)

Financial Center, 5056 Westheimer, Suite, 840 Houston, Texas

(Address of Principal Executive Office)

77056

(Zip Code)

Registrant's Executive Office Telephone Number: (713) 621-4799

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Table Of Contents

Item 2: Acquisition of Assets	3
Item 7: Financials	4
Signatures	7

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ITEM 2 Acquisition of Assets

On January 2, 2003 Supreme Holdings, Inc., acquired YCO Holdings, Inc., a Texas corporation, for $166,098.43 in cash and 2,000,000 shares par value $0.0001, restricted, common stock of Supreme Holdings, Inc.  United Managers Group, Inc., loaned Supreme Hospitality the cash amount of $166,098.43 for the cash portion of this transaction.  The loan is in the form of a demand promissory note and the interest rate is 10%.  Supreme Holdings, Inc., issued the 2,000,000 restricted, common shares in exchange for all of the issued and outstanding shares of YCO Holdings, Inc., held by shareholders.  After extensive due diligence Supreme Holdings Inc., determined the fair market value of YCO Holdings, Inc., as 4,000,000 shares of its common stock.

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Item 7 Financial Statements

YCO Holdings, Inc.

Consolidated Balance Sheet

November 30, 2002

As of November 30, 2002
ASSETS
Current Assets
Cash	$ -173,759
Accounts Receivable
Trade	337,642
Other	0
Unbilled Receivables	0
Accounts receivable	337,642
Less: Allowance for doubtful accounts	-112,000

Total accounts receivable	225,642
Other Current Assets	10,534
Total Current Assets	62,417

Property and Equipment (Note 3)
Office Furniture & Equipment at Cost Net	191,812

Intangible assets, net (Note 4)	459,888
Equity Interest in YCO Svc	0
Equity Interest in YCO, LLC	0
Note receivable-BSP	0
Deferred tax asset (Note 7)	0
Due from affiliates (Note 8)	0
Other	63,705
Total Assets	$777,822

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$294,151
Accrued liabilities	305,289
Deferred revenue	0
Notes payable to banks (Note 5)	122,971
Other notes payable	215,000
Other Current Liabilities	3,707

Total Current Liabilities	941,118
Long Term liabilities
Due to affiliates	628,759
Loans from shareholders (Note 6)	409,582
Total Long Term Liabilities	1,038,341

Total Liabilities	1,979,459
Equity
Common stock	1,123
Paid in Capital	3,018,372
Retained Earnings	-4,221,132

Total Equity	-1,201,637

Commitments (Note 10)

Total Liabilities and Equity	777,822

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YCO Holdings, Inc.

Consolidated Statement of Operations

For the Eleven Months Ended November 30, 2002

For the Eleven Months Ended November 30,
2002
Revenues	$ 2,380,811
Subscribers
Management fee income- (Note 10)
MFR, PC	3,465,466
YCOLLC	0

Total Revenue	5,846,277

Expenses Direct
Payroll and Benefits, Direct
Assurance Services Group	1,348,950
Tax Group	610,188
Management Consulting	839,761
Business Development & Delivery	1,860,939
Other	$ 61,435

Other Operating Expenses
Assurance Service Group	(905)
Tax Group	(30)
Management Consulting	(784)
Business Development & Delivery	378,048
Other	9,917

Total Expenses Direct	5,107,519

Gross Income	738,758

Expenses Indirect
SG&A	1,787,765

Operating Loss	(1,049,007)

Other Income/Expenses
Interest Expense	(33,544)
Other Misc.	(500)

Losses before taxes	(1,083,051)
Tax benefit	0
Net Loss	(1,083,051)
Beginning accumulated Deficit	(3,138,081)
Ending Accumulated Deficit	(4,221,132)

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YCO Holdings, Inc.

Consolidated Cash Flow Statement

For the Eleven Months Ended November 30, 2002

For the Eleven Months Ended November 30,
2002
Operating Activites
Net Loss	$(1,082,796)
Adjustments to Reconcile Net (Loss) to net cash
Depreciation & Amortization	237,516

Changes in Assets and Liabilities
Accounts Receivables	(225,350)
Other Current Assets	0
Accounts Payable	202,695
Accrued Liabilities	305,289
Other Liabilities	(4,629)

Total Changes in Assets and Liabilities	278,005

Total Adjustments	$ 515,521
Net Cash Provided from Operations	(567,275)
Investing Activities
Additions to PPE and Intangible Assets	(83,170)
Change in Due from / Due to Affiliates	114,204

Net Cash Provided from Investing	31,034
Financing Activates
Change in Notes Payable	240,000
Loans from Shareholders	57,692
Change in Notes Receivable	0
Issue of Equity	63,055

NET CASH PROVIDED FROM FINANCING	360,747
Beginning Cash	962
Net Adjustments	(175,494)
Ending Cash	(174,532)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Supreme Holdings, Inc.

By/s/ Thomas John Cloud, Jr.

Thomas John Cloud, Jr.

President and CEO

Date: February 5, 2003